EXHIBIT 10.6

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

NETLOGIC MICROSYSTEMS, INC.

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated March 30, 2004, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054, and NETLOGIC MICROSYSTEMS, INC. (“Borrower”), whose address is 450 National Avenue, Mountain View, California 94043, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

RECITALS

WHEREAS, Bank and Borrower entered into a Loan and Security Agreement, dated October 2, 2003, which was amended by the First Amendment to Loan and Security Agreement, dated December 24, 2003, between Bank and Borrower (collectively, the “Original Agreement”);

WHEREAS, Borrower has requested that Bank amend the revolving credit facilities extended under the Original Agreement, by amending the Original Agreement on the terms set forth herein and by entering into the AR Financing Loan Agreement, dated as of the date hereof, attached hereto as Exhibit H (the “AR Financing Loan Agreement”);

WHEREAS, Events of Default exist under Section 8.2(a) of the Original Agreement as a result of Borrower’s breach of the Tangible Net Worth covenant in Section 6.7(i) of the Original Agreement as of October 31, 2003, November 30, 2003, December 31, 2003, January 31, 2004, and February 29, 2004 (the “Existing Events of Default”), and Borrower has requested that Bank waive the Existing Events of Default; and

WHEREAS, Bank is willing to amend the revolving credit facilities, on the terms and conditions set forth herein, and to enter into the AR Financing Loan Agreement, and, effective as of the amendment of the Original Agreement and the effectiveness of the AR Financing Loan Agreement, to waive the Existing Events of Default;

NOW, THEREFORE, IT IS AGREED THAT:

1. ACCOUNTING AND OTHER TERMS. Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2. LOAN AND TERMS OF PAYMENT.

2.1 Promise to Pay. Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.2 Committed Revolver Line Advances.

2.2.1 Advances.

(a) Prior to the IPO, Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolver Line or (B) the Borrowing Base minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), (ii) the FX Reserve and (iii) the Cash Management Services Advances outstanding. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. Commencing as of the IPO and thereafter, Bank will make Advances not exceeding the Committed Revolver Line minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), (ii) the FX Reserve and (iii) the Cash Management Services Advances outstanding.

(b) To obtain an Advance under the Committed Revolver Line, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower’s deposit account. Bank may make Advances under the Committed Revolver Line based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations that have become due. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

(c) The Committed Revolver Line terminates on the Maturity Date, when all Advances are immediately payable.

2.2.2 Letters of Credit Sublimit. Prior to the IPO, Bank will issue or have issued Letters of Credit for Borrower’s account in connection with the Committed Revolver Line (individually a “Letter of Credit” and collectively the “Letters of Credit”) not exceeding (i) the lesser of the Committed Revolver Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances under the Committed Revolver Line, minus (iii) the Cash Management Services Advances outstanding (which Advances shall not be included in the outstanding Advances in the preceding clause (i) for purposes of determining the Letters of Credit availability), minus (iv) the FX Reserve. Commencing as of the IPO and thereafter, Bank will issue or have issued Letters of Credit not exceeding (i) the Committed Revolver Line minus (ii) the outstanding principal balance of the Advances under the Committed Revolver Line, minus (iii) the Cash Management Services Advances outstanding (which Advances shall not be included in the outstanding Advances in the preceding clause (i) for purposes of determining the Letters of Credit availability), minus (iv) the FX Reserve. Each Letter of Credit will have an expiry date of no later than 180 days after the Maturity Date, but Borrower’s reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.2.3 Foreign Exchange Sublimit. If there is availability under the Committed Revolver Line and, prior to the IPO, the Borrowing Base, then Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (individually a “FX Forward Contract” and collectively the “FX Forward Contracts”). Bank will subtract 10% of each outstanding FX Forward Contract from availability under the Committed Revolver Line (the “FX Reserve”). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.2.4 Cash Management Services Sublimit. Borrower may use the Committed Revolver Line for the Cash Management Services. “Cash Management Services” means Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card and check cashing services identified in various cash management services agreement related to such services. Such aggregate credit limit for the Cash Management Services shall reduce the amount otherwise available to be borrowed under the Committed Revolver Line by a factor of 1.00 (such aggregate credit limit the “Cash Management Services Sublimit”). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolver Line.

2.2.5 Overadvances. If prior to the IPO, Borrower’s Obligations under Section 2.2.1, 2.2.2, 2.2.3, and 2.2.4 exceed the lesser of either (i) the Committed Revolver Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess. If on or after the IPO, Borrower’s Obligations under Section 2.2.1, 2.2.2, 2.2.3, and 2.2.4 exceed the Committed Revolver Line, Borrower must immediately pay Bank the excess.

2.3 Termination of Commitment to Lend. Bank’s obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank’s sole discretion, there has been a Material Adverse Change.

2.4 Interest Rate, Payments.

2.4.1 Interest Rate. Prior to the IPO, Advances accrue interest on the outstanding principal balance at a per annum rate equal to the greater of (i) one percentage point (1%) above the Prime Rate, and (ii) 5%. Commencing as of the IPO and thereafter, Advances accrue interest on the outstanding principal balance at a per annum rate equal to the greater of (i) one quarter of one percentage point (0.25%) above the Prime Rate, and

(ii) 4.25%. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

2.4.2 Payments. Interest due on the Committed Revolver Line is payable on the last day of each month. Payments received after 12:00 noon Pacific Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.

2.4.3 Request to Debit Accounts. Bank may debit any of Borrower’s deposit accounts including Account Number                      for principal and interest payments or any amounts Borrower owes Bank when due. Bank will notify Borrower when it debits Borrower’s accounts. These debits are not a set-off.

2.5 Fees. As of the Amended Facility Closing Date, Bank shall have fully-earned a non-refundable Facility Fee of $100,000, of which (i) $25,000 shall be due and payable on the Amended Facility Closing Date (the “First Installment”), and (ii) $75,000 of which shall be due and payable on the earlier of (A) the consummation of the IPO, or (B) the expiration or termination of this Agreement, including termination pursuant to Section 2.7, and the expiration or termination of the AR Financing Loan Agreement.

2.6 Bank Expenses. Borrower will pay all Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, as they become due.

2.7 Voluntary Prepayment and Termination. Borrower may at any time, upon five (5) Business Days’ notice to Bank, prepay all of the Obligations and terminate the Committed Revolver Line, without paying any premium or penalty.

3. CONDITIONS PRECEDENT TO AMENDMENT AND TO LOANS; WAIVER OF EXISTING EVENTS OF DEFAULT.

3.1 Conditions Precedent to Effectiveness of Amendment. The amendment and restatement of the Original Agreement, and the waiver of the Existing Events of Default, shall take effect only if the following conditions precedent (or in the case of Section 3.1(c), the condition concurrent) are satisfied or waived by Bank, in its sole discretion:

(a) the representations and warranties in Section 5 must be materially true as of the Amended Facility Closing Date;

(b) Bank shall have received the agreements, documents and fees required under this Agreement, including without limitation an executed copy of this Agreement, the Warrant in the form attached hereto as Exhibit D, the Intellectual Property Security Agreement attached hereto as Exhibit E, and the Subordination Agreements of each of Borrower’s officers, directors and stockholders listed in Exhibit F, which agreements shall be substantially in the form attached hereto as Exhibit G;

(c) the AR Financing Loan Agreement shall have been executed and delivered by Bank and Borrower and the conditions precedent to Bank’s obligation to make the initial advance thereunder shall have been satisfied or waived by Bank, in its sole discretion; and

(d) Borrower shall have paid the First Installment of the Facility Fee, as described in Section 2.5.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension is subject to the following:

(a) timely receipt of any Payment/Advance Form; and

(b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true.

3.3 Waiver of Existing Events of Default.

3.3.1 Upon the satisfaction, or waiver by Bank, in its sole discretion, of the conditions precedent set forth in Section 3.1, Bank waives the Existing Events of Default (the “Waived Defaults”).

3.3.2 The waiver of the Waived Defaults shall not operate as a waiver of any other Event of Default, now existing or occurring in the future, whether with respect to the Tangible Net Worth covenant or any other provisions of the Loan Documents. The foregoing waiver also shall not operate as a waiver of any right or remedy of Bank now existing or arising in the future with respect to any Event of Default not waived pursuant to Section 3.3.1.

3.3.3 Borrower represents and warrants to Bank that to the best of its knowledge the Waived Defaults are the only Events of Default that exist as of the Amended Facility Closing Date.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a “hold” on any deposit account pledged as Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2 Authorization to File. Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

4.3 Release of Intellectual Property as Collateral. Upon the earlier of (1) the IPO, or (2) Bank’s determination that Borrower has had two (2) consecutive fiscal quarters with a net profit, as determined in accordance with GAAP, Bank’s security interest in the Intellectual Property shall automatically be released and Bank shall promptly take all actions reasonably required to give effect to, and evidence of, the release of the Intellectual Property from the Collateral. The foregoing notwithstanding, the Collateral shall include at all times all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Moreover, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically and at all times include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

5.1 Due Organization and Authorization. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 Collateral. Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has Rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse), except for Inventory which, in the ordinary course of business, is maintained at third party facilities outside of the United States (the “Foreign-Based Inventory”). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral, other than Foreign-Based Inventory, to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3 Litigation. Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 No Material Adverse Change in Financial Statements. All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material adverse change in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 Solvency. Borrower is able to pay its debts (including trade debts) as they mature. If the IPO has occurred, the fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities and the Borrower is not left with unreasonably small capital after the transactions in this Agreement.

5.6 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 Investments in Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 Intellectual Property. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.9 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6. AFFIRMATIVE COVENANTS. Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1 Government Compliance. Except as otherwise permitted under Section 7.3, Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2 Financial Statements, Reports, Certificates.

(a) Prior to an IPO, Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 180 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more; (iv) within 45 days after the end of the preceding fiscal year, Board approved financial projections for each fiscal year; (v) as soon as available, but no later than 30 days after the last day of each month, aged listings of accounts receivable and accounts payable; (vi) budgets, sales projections, operating plans or other financial information Bank reasonably requests, and (vii) so long as the Intellectual Property is Collateral, prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

(b) Commencing as of the IPO and thereafter, Borrower will deliver to Bank: (i) as soon as available, but no later than 90 days after the last day of Borrower’s fiscal year, an unqualified opinion on the financial statements for such fiscal year from an independent certified public accounting firm reasonably acceptable to Bank; and (ii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more.

(c) Prior to the IPO, within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C. Commencing as of the IPO and thereafter, Borrower will deliver to Bank within 45 days after the last day of each fiscal quarter a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

(d) Allow Bank to audit Borrower’s Collateral at Borrower’s expense if an Event of Default has occurred and is continuing. The audit fee will be $750 per day.

6.3 Inventory; Returns. Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices, as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns (other than products returned in conjunction with product upgrades), recoveries, disputes and claims that involve more than $250,000 in the aggregate in any twelve (12) month period.

6.4 Taxes. Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments that Borrower is contesting in good faith and for which adequate reserves are maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 Insurance. Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank’s option, be payable to Bank on account of the Obligations.

6.6 Primary Accounts; Minimum Deposits. Prior to the IPO, Borrower will maintain its primary depository and operating accounts with Bank and its primary investment accounts with SVB Securities and commencing as of the IPO and thereafter, Borrower will maintain at least twenty-five percent (25%) of its cash and cash equivalents in its depository and operating accounts with Bank and its investment accounts with SVB Securities.

6.7 Financial Covenants. Borrower will maintain:

(i) Tangible Net Worth. As of the last day of each month prior to the IPO, a Tangible Net Worth of at least $8,500,000, plus (A) 50% of Borrower’s net income (to the extent that it is a positive number) for the period commencing on the Amended Facility Closing Date through the measurement date (the “Measurement Period”), and (B) 50% of the aggregate proceeds that Borrower received from issuances of its equity securities during the Measurement Period.

(ii) Liquidity Coverage. Commencing as of the IPO and thereafter, at all times, unrestricted cash, cash equivalents and marketable securities of not less than $40,000,000.

6.8 Registration and Protection of Intellectual Property Rights. Borrower shall not register any Copyrights or Mask Works with the United States Copyright Office unless it (i) has given at least fifteen (15) days’ prior notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights and Mask Works proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright and/or Mask Work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the Copyright and/or Mask Work application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent and Trademark Office for a patent or to register a trademark or service mark within 30 days of any such filing. Borrower will use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

6.9 Further Assurances. Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

6.10 Right To Invest. Borrower grants Bank or its affiliates a right (but not an obligation) to invest up to $750,000.00 in each of Borrower’s subsequent rounds of equity financing (the “Subsequent Financing”) on the same terms, conditions and pricing offered to its investors. Borrower must give Bank with at least 15 days prior written notice of each Subsequent Financing containing the terms, conditions and pricing of the Subsequent Financing delivered to: General Counsel, 3003 Tasman Drive, HG 180, Santa Clara, CA 95054.

7. NEGATIVE COVENANTS. Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend and there are any outstanding Obligations:

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out, obsolete or unnecessary Equipment; or (iv) transactions permitted under Section 7.3.

7.2 Changes in Business, Ownership, Management or Locations of Collateral. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management of greater than 25% (other than by the sale of Borrower’s equity securities in a public offering or to venture capital firms and institutional investors (which shall include Berg Capital) or to the Godinho Family Trust, so long as Borrower identifies the venture capital and institutional investors prior to the closing of the investment and, in the case of the Godinho Family Trust, Borrower notifies Bank of the Trust’s investment prior to the closing of the investment). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (such as warehouses) in which Borrower maintains or stores over $50,000 in Collateral.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6 Distributions; Investments. Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $500,000 in any fiscal year (the principal, interest and other amounts owed under notes forgiven in conjunction with stock repurchases from former employees and directors shall not count towards the $500,000 aggregate annual repurchase price limit), provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases. Maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank.

7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.

7.8 Subordinated Debt. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

7.9 Compliance. Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8. EVENTS OF DEFAULT. Any one of the following is an Event of Default:

8.1 Payment Default. If Borrower fails to pay any of the Obligations, including Obligations arising under the AR Financing Loan Agreement, within 3 Business Days after their due date; however, during such period no Credit Extensions will be made;

8.2 Covenant Default.

(a) If Borrower fails to perform any obligation under Sections 6.2 or 6.7 or violates any of the covenants contained in Article 7 of this Agreement, or

(b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank, including the AR Financing Loan Agreement, and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3 Material Adverse Change. If there (i) occurs a material adverse change in the business, operations, or financial condition of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral (the foregoing being defined as a “Material Adverse Change”).

8.4 Attachment. If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not a Permitted Lien and is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 Insolvency. If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 Other Agreements. If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change;

8.7 AR Financing Loan Agreement. If there is an Event of Default, as defined in the AR Financing Loan Agreement, to the extent that the event causing such Event of Default does not otherwise cause an Event of Default under this Article 8;

8.8 Judgments. If a money judgment(s) in the aggregate of at least $100,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.9 Misrepresentations. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9. BANK’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable; notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

(d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(g) Dispose of the Collateral according to the Code.

9.2 Power of Attorney. Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Bank Expenses. If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Bank’s Liability for Collateral. If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided above, Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10. NOTICES. All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. GENERAL PROVISIONS.

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent, which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2 Indemnification. Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all obligations in this Agreement.

12.4 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration. All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the other Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Confidentiality. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13. DEFINITIONS.

13.1 Definitions. In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

“Advance” or “Advances” is a loan advance (or advances) under the Committed Revolver Line.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Amended Facility Closing Date” is March 30, 2004.

“Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings); provided, however, that, assuming typical good faith negotiations, Bank’s attorneys’ fees and expenses for preparing and negotiating the Loan Documents in connection with this Amended and Restated Loan and Security Agreement and the AR Financing Loan Agreement through the Amended Facility Closing Date shall not be Bank Expenses to the extent that they exceed $12,500.

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Borrowing Base” is 100% of the sum of unrestricted cash, cash equivalents and marketable securities that are in depository and operating accounts with Bank and investment accounts with SVB Securities, less the principal amount of the loans outstanding under the AR Financing Loan Agreement.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Cash Management Services” are defined in Section 2.2.4.

“Code” is the California Uniform Commercial Code, as applicable.

“Collateral” is the property described on Exhibit A.

“Committed Revolver Line” is (i) prior to the IPO, $4,500,000, and (ii) commencing on the IPO and thereafter, $14,500,000.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension” is each Advance, Letter of Credit, FX Forward Contract, or any other extension of credit by Bank for Borrower’s benefit.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“GAAP” is generally accepted accounting principles as practiced in the United States of America.

“Guarantor” is any present or future guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” is a proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is all of Borrower’s:

(a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

(c) All design rights which may be available to Borrower now or later created, acquired or held;

(d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

(e) All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IPO” is the first underwritten sale of the Borrower’s common stock to the public pursuant to a registration statement under the Securities Act of 1933, as amended, in which the Borrower issues shares for its own account for an aggregate purchase price of not less than $50,000,000.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

“Material Adverse Change” is defined in Section 8.3.

“Maturity Date” is October 2, 2005.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including amounts owed under the AR Financing Loan Agreement and the cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Original Closing Date” is October 2, 2003.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

(a) Borrower’s indebtedness to Bank under this Agreement or any other Loan Document or the AR Financing Loan Agreement;

(b) Indebtedness existing on the Original Closing Date and shown on the Schedule;

(c) Subordinated Debt;

(d) Indebtedness represented by accounts payable and accrued expenses as reflected on Borrower’s balance sheet as owed to trade creditors incurred in the ordinary course of business for the deferred purchase price of property from vendors or manufacturers or services incurred in the ordinary course of business;

(e) Indebtedness consisting of reimbursement obligations under letters of credit approved by the Borrower’s Board of Directors for the purpose of (i) securing Borrower’s real property leasehold obligations, and (ii) securing Borrower’s obligations under Indebtedness described in clause (f) of this definition;

(f) Indebtedness incurred under credit arrangements extended to Borrower by its contract manufacturers in the ordinary course of business;

(g) Indebtedness secured by Permitted Liens; and

(h) Indebtedness incurred in connection with the extension, renewal or refinancing of Indebtedness described in clauses (b), (c) and (g) of this definition, if (i) the principal amount of the Indebtedness extended, renewed or refinanced is not increased, (ii) the interest rate of the Indebtedness extended, renewed or refinanced is not increased, and (iii) the average life to maturity of the new Indebtedness is greater than that of the Indebtedness extended, renewed or refinanced.

“Permitted Investments” are:

(a) Investments shown on the Schedule and existing on the Original Closing Date;

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, and (iv) Investments authorized under the Borrower’s investment policy as adopted by Borrower’s Board of Directors and approved by Bank;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business;

(d) Investments accepted in connection with transfers permitted by Section 7.3;

(e) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(g) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; and

(h) Investments in joint ventures consisting of the licensing of technology or the providing of technical support in the ordinary course of Borrower’s business pursuant to Borrower’s customary business practices, provided that Borrower’s aggregate cash investment in such joint ventures does not exceed $250,000 in any fiscal year.

“Permitted Liens” are:

(a) Liens existing on the Original Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of a licensor or under any license or sublicense;

(e) Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c) and (p), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower;

(h) Liens arising from judgments, decrees or attachments that do not constitute an Event of Default under Section 8.4 or Section 8.7;

(i) Liens to secure the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialman and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to true lease transactions concerning personal property entered into in the ordinary course of business;

(l) Liens that constitute rights of offset of a customary nature; and

(m) Liens securing Indebtedness permitted under clause (f) of Permitted Indebtedness.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Rights”, as applied to the Collateral, means the Borrower’s rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower’s power to transfer rights in such Collateral to Bank.

“Schedule” is any attached schedule of exceptions.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing, including indebtedness of approximately $7,650,000 in aggregate principal amount owed to Borrower’s investors pursuant to a bridge loan facility, and subordinated to the Obligations pursuant to subordination agreements substantially in the form of Exhibit G.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill and minority investments, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

“Trademarks” are trademark and servicemark rights, registered or not, applications to register and registrations and like protections.

BORROWER: NETLOGIC MICROSYSTEMS, INC.		BANK: SILICON VALLEY BANK

By:	/s/ Ronald S. Jankov	By:	/s/ Teresa Li

Title:	President and CEO	Title:	Vice President

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, upon the earlier of (1) the IPO, or (2) Bank’s determination that Borrower has had two (2) consecutive fiscal quarters with a net profit, as determined in accordance with GAAP, the Collateral shall not include (and the following shall automatically be released from the security interest granted to Bank) (i) any copyrights, trademarks, servicemarks, patents and mask works and applications, now owned or hereafter acquired, including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use, (ii) any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held, (iii) any design rights which may be available to Debtor now or later created, acquired or held, and (iv) any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”).

Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically and at all times include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.

Fax To:	Date:

☐  LOAN PAYMENT:

                                                                                                              Client Name (Borrower)

From Account #                                                                                    To Account #

                                (Deposit Account #)                                                                    (Loan Account #)

Principal $                                                          and/or Interest $

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:                                                                                               Phone Number:

☐  LOAN ADVANCE:

Complete Outgoing Wire Request Section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #                                                                                    To Account #

                            (Loan Account #)                                                                        (Deposit Account #)

Amount of Advance $

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:                                                                                               Phone Number:

OUTGOING WIRE REQUEST

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00pm, P.S.T.

Beneficiary Name:                                                                               Amount of Wire: $

Beneficiary Bank:                                                                                Account Number:

City and Sate:

Beneficiary Bank Transit (ABA) #:                                             Beneficiary Bank Code (Swift, Sort, Chip, etc.):

                                             (For International Wire Only)

Intermediary Bank:                                                                               Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:                                                                           2nd Signature (If Required):

Print Name/Title:                                                                                  Print Name/Title:

Telephone #                                                                                          Telephone #

Schedule to Loan and Security Agreement

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement): NetLogic Microsystems, Inc.

Borrower’s State of formation: Delaware

Borrower has operated under only the following other names (if none, so state):

All other addresses at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

List Acct. Numbers:

Liens existing on the Original Closing Date and disclosed to and accepted by Bank in writing:

Investments existing on the Original Closing Date and disclosed to and accepted by Bank in writing:

Subordinated Debt: Indebtedness on the Original Closing Date and disclosed to and consented to by Bank in writing:

The following is a list of the Borrower’s copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States Copyright Office. (Please include versions which are not registered:

The following is a list of all of the Borrower’s patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

The following is a list of all of the Borrower’s patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application.):

The following is a list of all of the Borrower’s registered trademarks. (Please include name of the trademark and a copy of the registration.):

Borrower is not subject to litigation that would have a material adverse effect on the Borrower’s financial condition, except the following (attach additional comments, if needed):

Tax ID Number

Organizational Number, if any:

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	NETLOGIC MICROSYSTEMS, INC.

The undersigned authorized officer of NetLogic Microsystems, Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants Prior to IPO	Required		Complies
Monthly financial statements + CC	Monthly within 30 days		Yes	No
Annual (Audited)	FYE within 180 days		Yes	No
A/R & A/P Agings	Monthly within 30 days		Yes	No

Reporting Covenants After IPO	Required		Complies
CC	Quarterly within 45 days		Yes	No
Annual on Form 10-K(Audited)	FYE within 90 days		Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis prior to IPO:
Minimum Tangible Net Worth	*	$—	Yes	No

Maintain at all Times after IPO:

Minimum Cash/Cash Equivalents	$40,000,000		Yes	No

Have there been updates to Borrower’s intellectual property? (if Intellectual Property is Collateral)             Yes / No

Borrower only has deposit accounts located at the following institutions:                                                                              .

*	As of the last day of each month, a Tangible Net Worth of at least $8,500,000, plus (A) 50% of Borrower’s net income (to the extent that it is a positive number) for the period commencing on Amended Facility Closing Date, through the measurement date (the “Measurement Period”), and (B) 50% of the aggregate proceeds that Borrower received from issuances of its equity securities during the Measurement Period.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely, NETLOGIC MICROSYSTEMS, INC.	AUTHORIZED SIGNER

Date:
SIGNATURE	Verified:
AUTHORIZED SIGNER
TITLE	Date:

Compliance Status: Yes No

DATE

EXHIBIT D

WARRANT

EXHIBIT E

INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT F

SCHEDULE OF SUBORDINATING CREDITORS

EXHIBIT G

FORM OF SUBORDINATION AGREEMENT

EXHIBIT H

AR FINANCING LOAN AGREEMENT

CORPORATE BORROWING RESOLUTION

Borrower:	NetLogic Microsystems, Inc. 450 National Avenue Mountain View, CA 94043	Bank:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054-1191

I, the Secretary or Assistant Secretary of NetLogic Microsystems, Inc. (“Borrower”), CERTIFY that Borrower is a corporation existing under the laws of the State of Delaware.

I certify that at a meeting of Borrower’s Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

NAMES	POSITIONS	ACTUAL SIGNATURES

may act for Borrower and:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Issue Warrants. Issue warrants for Borrower’s stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

i

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(continued)

Page

I certify that the persons listed above are Borrower’s officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X

*Secretary or Assistant Secretary

X

*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

ii

Schedule to Loan and Security Agreement

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement): NetLogic Microsystems, Inc.

Borrower’s State of formation: Delaware

Borrower has operated under only the following other names (if none, so state):

NovaLogic, LLC

NetLogic Microsystems, LLC

All other addresses at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

450 National Avenue, Mountain View, CA 94043

465 Fairchild Drive, Mountain View, CA 94043

1805 Wescott Drive, Raleigh, NC 27614-8609

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

List Acct. Numbers: See response above.

Liens existing on the Original Closing Date and disclosed to and accepted by Bank in writing:

None.

Investments existing on the Original Closing Date and disclosed to and accepted by Bank in writing:

None

Existing Indebtedness: Indebtedness on the Original Closing Date and disclosed to and consented to by Bank in writing:

None.

The following is a list of the Borrower’s copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):

None.

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States Copyright Office. (Please include versions which are not registered:

The Borrower claims copyright protection for the proprietary documentation used in its products and for the firmware and software components of our products.

The following is a list of all of the Borrower’s patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

Please see attached sheet for patent listing. ( Copies of patent registrations are available upon request to the Company).

The following is a list of all of the Borrower’s patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application.):

Please see attached sheet for patent listing. ( Copies of patent applications are available upon request to the Company).

The following is a list of all of the Borrower’s registered trademarks. (Please include name of the trademark and a copy of the registration.):

Trademark	Filing Date	Serial No.	Status	Publ Date	Reg Date	Reg No.
SyncCAM	7/9/1996	75/131,758	Registered	3/4/1997	3/17/1998	2,145,371
IPCAM	5/18/1998	75/487,281	Registered	4/13/1999	12/21/1999	2,302,875
Enabling the Silicon Backbone for the Internet	7/6/1999	75/743,461	Registered	10/24/2000	7/17/2001	2,470,393
Zero Table Management	7/14/2000	76/089,374	Registered	4/9/2002	2/3/2004	2,810,999
ZTM	7/14/2000	76/089,394	Registered	3/12/2002	3/6/2004	2,714,043

Copies of trademark registration are available upon request to the Company.

Borrower is not subject to litigation that would have a material adverse effect on the Borrower’s financial condition, except the following (attach additional comments, if needed):

None.

Tax ID Number: Federal: 77-0455244; State: 4142503-4

Organizational Number, if any: N/A